NEWS

400 Somerset St., New Brunswick, NJ 08901
732.342.7600

                MAGYAR BANCORP ANNOUNCES SECOND QUARTER EARNINGS

New Brunswick, New Jersey, April 25, 2006 - Magyar Bancorp, Inc., parent company of Magyar Bank, announced today its financial condition and results of operations at and for the three months and six months ended March 31, 2006. The Company's consolidated net loss for the three months and six months ended March 31, 2006 was ($673,000) and ($507,000), respectively. Included in the Company's results of operations for the three and six months ended March 31, 2006 was a pre-tax charge of $1.5 million recorded as a result of the creation of a charitable foundation. Earnings per share were not meaningful for the three and six months ended March 31, 2006, as the Company did not complete its initial public offering until January 23, 2006. The Company did not have any shares outstanding for the three and six months ended March 31, 2005.

For the three months ended March 31, 2006, the Company's net interest income increased to $3.4 million from $2.3 million for the three months ended March 31, 2005, reflecting growth in the Company's net loan portfolio to $303.4 million at March 31, 2006 from $211.5 million at March 31, 2005. For the six month period ended March 31, 2006, the Company's net interest income increased to $6.2 million from $4.5 million for the six months ended March 31, 2005. At March 31, 2006, the Company had total consolidated assets, deposits and equity of $390.9 million, $305.7 million and $47.1 million, respectively.

"We're pleased to see continued strong growth in both our lending operations and deposit base during the second quarter", stated Elizabeth E. Hance, President and Chief Executive Officer of Magyar Bancorp. "Since October 1, 2005, our total loans have grown by $36.1 million or 13.5%, representing an annual growth rate of 27.0%. Deposits have also increased during this time, growing $27.6 million or 9.9%, representing an annual growth rate of 19.8%."

As previously announced, shares of the Company began trading on Tuesday, January 24, 2006, on the Nasdaq National Market under the symbol "MGYR."

Magyar Bancorp (NASDAQ: MGYR) is the parent company of Magyar Bank, a $390.9 million asset community bank headquartered in New Brunswick, New Jersey. Magyar Bank has been serving families and businesses in Central New Jersey for over 80 years with a complete line of financial products and services, and today Magyar operates branch locations in New Brunswick, North Brunswick and South Brunswick. Visit Magyar online at www.magbank.com.

Forward Looking Statements

Certain statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions, are considered forward-looking statements. These forward-looking statements include: statements of our goals, intentions and expectations; statements regarding our business plans and prospects and growth and operating

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strategies;  statements  regarding the asset quality of our loan and  investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events: significantly increased competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; general economic conditions, either nationally or in our market areas, that are worse than expected; adverse changes in the securities markets; legislative or regulatory changes that adversely affect our business; our ability to enter new markets successfully and take advantage of growth opportunities; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and changes in our organization, compensation and benefit plans. Additionally, other risks and uncertainties are described in the Company's registration statement. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Contact: John Reissner, 732.214.2083